UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of the Company (the "Annual Meeting") was held on June 17, 2021. At the Annual Meeting, the holders of 20,737,437 shares of the Company’s Common Stock were represented in person or by proxy and 297 shares of the Company’s Preferred Stock were represented in person or by proxy, constituting a quorum. The following matters were submitted to a vote of stockholders and the results of the vote were as follows:

1. Elect nine (9) directors.

(i) Group A directors by the holders of Common Stock

Director	For	Against	Abstentions	Broker Non-Votes
Neha J. Clark	19,140,536	36,998	3,607	1,556,296
Thomas A. Gerke	18,221,886	955,433	3,822	1,556,296
Donn Lux	19,140,195	37,624	3,322	1,556,296
Kevin S. Rauckman	19,146,384	31,435	3,322	1,556,296

(ii) Group B directors by the holders of Preferred Stock

Director	For	Withheld	Broker Non-Votes
David J. Colo	297	0	0
Anthony P. Foglio	297	0	0
Lori L.S. Mingus	297	0	0
Karen L. Seaberg	297	0	0
M. Jeannine Strandjord	297	0	0

2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	20,460,273	268,612	8,552	0
Preferred Stock	297	0	0	0

3. Adopt an advisory resolution to approve the compensation of the Company's named executive officers.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	17,994,972	1,156,332	29,837	1,556,296
Preferred Stock	297	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: June 17, 2021	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer